Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond


Issuer:  Advanta Mortgage Loan Trust 1996-4            Policy Number:  96010690

Insured Obligations: $330,000,000 in aggregate         Control Number:  0010001
principal amount of Mortgage Loan Asset Backed
Certificates, Series 1996-4, Class A-1 Group I
Certificates (the "Group I Certificates") and
Class A-2 Group II Certificates (the "Group II
Certificates and together with the Group I
Certificates, the "Certificates")

Trustee: Bankers Trust Company of California, N.A.

         Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Certificates, to the extent set forth in the Pooling and Servicing Agreement.

         Financial Guaranty will make an Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount) out of its own funds by 11:00 a.m. (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Payment Date on which the Insured Payment is distributable to Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as other payments with respect to the Certificates are required to be made. Any Notice received by Financial Guaranty after 2:00 p.m. New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

         Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid. Financial Guaranty's obligations hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders for distribution to such holders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

Form 9109
Page 1 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond


         If the payment of any portion or all of any amount that is insured hereunder is voided pursuant to a final order of a court exercising proper jurisdiction in an insolvency proceeding to the effect that the Trustee or the Certificateholder, as the case may be, is required to return any such payment or portion thereof prior to the expiration date of this Surety Bond because such payment was voided under the U.S. Bankruptcy Code, with respect to which order the appeal period has expired without an appeal having been filed (a "Final Order"), and, as a result, the Trustee or any Certificateholders is required to return such voided payment, or any portion of such voided payment made in respect of the Certificates (a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount, on the second Business Day following receipt by Financial Guaranty of (x) a certified copy of the Final Order, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Certificateholder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Trustee and/or such Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Certificateholder directly (unless a Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession, or trustee named in such Final Order in which case payment shall be made to the Trustee for distribution to the Certificateholder upon proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal.

         Financial Guaranty shall make payments due in respect of Preference Amounts prior to 2:00 p.m. New York City time on the second Business Day following Financial Guaranty's receipt of the documents required under clauses
(x) through (z) of the preceding paragraph. Any such documents received by Financial Guaranty after 2:00 p.m. New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. All


Form 9109
Page 2 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond


payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

         This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of the Certificates prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is one year and one day following the date on which the Certificates shall have been paid in full.

         The Deposit Premium shall be due and payable on the date hereof, and a monthly premium shall be due and payable as provided in the Pooling and Servicing Agreement.

         The Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

         Capitalized terms used and not defined herein shall have respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate, the person, other than the Trust, the Master Servicer, any Subservicer or Underwriter or the Sponsor who, on the applicable Payment Date is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, dated as of December 1, 1996.

         In the event that payments under any Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on



Form 9109
Page 3 of 4

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Surety Bond



such Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty.

         IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.


_________________________________             _________________________________
President                                     Authorized Representative

Effective Date: December 19, 1996


Form 9109
Page 4 of 4

                                   EXHIBIT A

                                    NOTICE

To:  Financial Guaranty Insurance Company
     115 Broadway
     New York, New York 10006
     (212) 312-3000
     Attention: General Counsel

     Telephone:     (212) 312-3000
     Telecopier:    (212) 312-3093

Re:  Advanta Mortgage Loan Trust 1996-4, Mortgage
     Loan Asset-Backed Certificates,
     Class A-1 Group I Certificates and Class A-2
     Group II Certificates, Series 1996-4


Payment Date: ___________________________________

         We refer to that certain Pooling and Servicing Agreement date as of December 1, 1996 by and among Advanta Mortgage Conduit Services, Inc., as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement") relating to the above referenced Mortgage Loan Asset-Backed Certificates. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

         (a) The Trustee has determined under the Pooling and Servicing Agreement that in respect of the Payment Date set forth above:

                  (i) The Group I Interest Distribution Amount is $_______ and the Group II Interest Distribution Amount is $_________;

                  (ii) The Group I Subordination Deficit is $________ and the Group II Subordination Deficit is $_________;

                  (iii) The unpaid Group I Preference Amount is $__________ and the unpaid Group II Preference Amount is $_________;

                  (iv) Group I Total Available Funds is $________ and the Group II Total Available Funds is $__________.

         Please be advised that the amount set forth in (a) (iv) above is not sufficient to pay all of the following amounts in full: the Group I Interest Distribution Amount, the Group II Interest Distribution amount, the Group I Subordination Deficit, the Group II Subordination Deficit, the unpaid Group I Preference Amount and the unpaid Group II Preference Amount in respect of the Payment Date set forth above.

         Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of [Group I] [Group II] Insured Payment in the amount of $___________ (the difference between (1) the amount set forth in (a)(iv) above and (2) the sum of the amounts set forth in (a)(i),
(a)(ii) and (a)(iii) above in respect of the Certificates of such Group under the Surety Bond.

         (b) No payment claimed hereunder is in excess of the amount payable under the [Surety Bond].

         The amount requested in this Notice should be paid to: [Payment Instructions]

         [Attached hereto is a copy of the Final Order (as defined in the Surety Bond) in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent.]

         Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice this ______ day of _____.


                                        __________________________________,
                                        as Trustee


                                        By: _______________________________

                                        Title: ____________________________